Exhibit 99.1

One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.amgen.com
News Release

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

THOUSAND OAKS, Calif. (July 27, 2016) – Amgen (NASDAQ:AMGN) today announced financial results for the second quarter of 2016. Key results include:

•	Revenues increased 6 percent versus the second quarter of 2015 to $5.7 billion.

•	Product sales grew 5 percent driven by Enbrel® (etanercept), Prolia® (denosumab), KYPROLIS® (carfilzomib) and XGEVA® (denosumab).

•	GAAP earnings per share (EPS) increased 15 percent to $2.47 driven by higher revenues and higher operating margins.

•	GAAP operating income increased 15 percent to $2,380 million and GAAP operating margin improved by 3.8 percentage points to 43.5 percent.

•	Non-GAAP EPS increased 11 percent to $2.84 driven by higher revenues and higher operating margins.

•	Non-GAAP operating income increased 10 percent to $2,812 million and non-GAAP operating margin improved by 2.6 percentage points to 51.4 percent.

•	2016 total revenues guidance increased to $22.5-$22.8 billion; EPS guidance increased to $9.55-$9.90 on a GAAP basis and $11.10-$11.40 on a non-GAAP basis.

•	The Company generated $2.5 billion of free cash flow.

“We delivered another strong quarter and are on track to meet or exceed our long-term objectives,” said Robert A. Bradway, chairman and chief executive officer. “We are in the early stages of a new product launch cycle and have several additional pipeline opportunities rapidly nearing regulatory milestones.”

$Millions, except EPS and percentages	Q2’16	Q2’15	YOY Δ
Total Revenues	$5,688	$5,370	6%
GAAP Operating Income	$2,380	$2,076	15%
GAAP Net Income	$1,870	$1,653	13%
GAAP EPS	$2.47	$2.15	15%
Non-GAAP Operating Income	$2,812	$2,551	10%
Non-GAAP Net Income	$2,146	$1,977	9%
Non-GAAP EPS	$2.84	$2.57	11%

References in this release to “non-GAAP” measures, measures presented “on a non-GAAP basis” and to “free cash flow” (computed by subtracting capital expenditures from operating cash flow) refer to non-GAAP financial measures. Adjustments to the most directly comparable GAAP financial measures and other items are presented on the attached reconciliations.

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Product Sales Performance

•	Total product sales increased 5 percent for the second quarter of 2016 versus the second quarter of 2015. The increase was driven by ENBREL, Prolia, KYPROLIS and XGEVA.

•	ENBREL sales increased 10 percent driven by net selling price, offset partially by the impact of competition.

•	Neulasta® (pegfilgrastim) sales decreased 1 percent driven by lower unit demand, offset partially by net selling price in the United States (U.S.).

•

Aranesp® (darbepoetin alfa) sales increased 5 percent. Unit demand grew due to a shift by some U.S. dialysis customers from EPOGEN® (epoetin alfa) to Aranesp. Unit demand growth was offset partially by unfavorable changes in inventory and net selling price.

•	Prolia sales increased 30 percent driven by higher unit demand.

•	Sensipar/Mimpara® (cinacalcet) sales increased 13 percent driven by net selling price and higher unit demand.

•	XGEVA sales increased 15 percent driven mainly by higher unit demand and, to a lesser extent, net selling price.

•	EPOGEN sales decreased 33 percent driven by the impact of competition and, to a lesser extent, a shift by some U.S. dialysis customers to Aranesp.

•	NEUPOGEN® (filgrastim) sales decreased 23 percent driven by the impact of competition in the U.S.

•	KYPROLIS sales increased 45 percent driven by higher unit demand.

•	Vectibix® (panitumumab) sales were flat.

•	Nplate® (romiplostim) sales increased 14 percent driven by higher unit demand.

•	BLINCYTO® (blinatumomab) sales increased 76 percent driven by higher unit demand.

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Product Sales Detail by Product and Geographic Region

$Millions, except percentages	Q2’16			Q2’15	YOY Δ
	US	ROW	TOTAL	TOTAL	TOTAL

Enbrel®	$1,423	$61	$1,484	$1,348	10%
Neulasta®	962	187	1,149	1,158	(1%)
Aranesp®	260	244	504	479	5%
Prolia®	286	155	441	340	30%
Sensipar® / Mimpara®	303	86	389	344	13%
XGEVA®	275	106	381	331	15%
EPOGEN®	331	0	331	491	(33%)
NEUPOGEN®	141	55	196	256	(23%)
KYPROLIS®	142	30	172	119	45%
Vectibix®	52	108	160	160	0%
Nplate®	84	58	142	125	14%
BLINCYTO®	21	9	30	17	76%
Repatha®	20	7	27	0	*
Other**	17	51	68	57	19%

Total product sales	$4,317	$1,157	$5,474	$5,225	5%

*	Not meaningful
**	Other includes MN Pharma, Bergamo, IMLYGIC® and Corlanor®

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Operating Expense, Operating Margin and Tax Rate Analysis

On a GAAP basis:

•

Cost of Sales margin improved by 1.6 percentage points driven primarily by manufacturing efficiencies and higher net selling price. Research & Development (R&D) expenses decreased 7 percent driven primarily by transformation and process improvement efforts and lower spending required to support certain later-stage clinical programs. Selling, General & Administrative (SG&A) expenses increased 11 percent driven primarily by investments in new product launches. Total Operating Expenses were flat year-over-year, with all expense categories reflecting savings from our transformation and process improvement efforts.

•	Operating Margin improved by 3.8 percentage points to 43.5 percent.

•

Tax Rate decreased by 2.0 percentage points, reflecting discrete benefits associated with tax incentives and the adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting (ASU 2016-09), offset partially by unfavorable changes in the geographic mix of earnings.

On a non-GAAP basis:

•

Cost of Sales margin improved by 1.6 percentage points driven primarily by manufacturing efficiencies and higher net selling price. R&D expenses decreased 4 percent driven primarily by transformation and process improvement efforts and lower spending required to support certain later-stage clinical programs. SG&A expenses increased 13 percent driven primarily by investments in new product launches. Total Operating Expenses increased 2 percent, with all expense categories reflecting savings from our transformation and process improvement efforts.

•	Operating Margin improved by 2.6 percentage points to 51.4 percent.

•

Tax Rate decreased by 1.4 percentage points, reflecting discrete benefits associated with tax incentives and the adoption of ASU 2016-09, offset partially by unfavorable changes in the geographic mix of earnings.

$Millions, except percentages
	GAAP				Non-GAAP
	Q2’16	Q2’15	YOY Δ		Q2’16	Q2’15	YOY Δ

Cost of Sales	$1,050	$1,089	(4%)		$738	$789	(6%)
% of product sales	19.2%	20.8%	(1.6	) pts.	13.5%	15.1%	(1.6	) pts.
Research & Development	$900	$964	(7%)		$878	$918	(4%)
% of product sales	16.4%	18.4%	(2.0	) pts.	16.0%	17.6%	(1.6	) pts.
Selling, General & Administrative	$1,292	$1,160	11%		$1,260	$1,112	13%
% of product sales	23.6%	22.2%	1.4	pts.	23.0%	21.3%	1.7	pts.
Other	$66	$81	(19%)		$0	$0	0%
TOTAL Operating Expenses	$3,308	$3,294	0%		$2,876	$2,819	2%
Operating Margin operating income as a % of product sales	43.5%	39.7%	3.8	pts.	51.4%	48.8%	2.6	pts.
Tax Rate	15.2%	17.2%	(2.0	) pts.	18.6%	20.0%	(1.4	) pts.

pts: percentage points

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Cash Flow and Balance Sheet

•

The Company generated $2.5 billion of free cash flow in the second quarter of 2016 versus $3.2 billion in the second quarter of 2015. The decrease was driven by the timing of tax payments and the termination of foreign exchange forward contracts in the second quarter of 2015.

•	The Company’s third quarter 2016 dividend of $1.00 per share declared on July 22, 2016, will be paid on Sept. 8, 2016, to all stockholders of record as of Aug. 17, 2016.

•

During the second quarter, the Company repurchased 3.9 million shares of common stock at a total cost of $591 million. At the end of the second quarter, the Company had $3.6 billion remaining under its stock repurchase authorization.

$Billions, except shares	Q2’16	Q2’15	YOY Δ
Operating Cash Flow	$2.7	$3.3	($0.6)
Capital Expenditures	0.2	0.1	0.1
Free Cash Flow	2.5	3.2	(0.7)
Dividends Paid	0.8	0.6	0.2
Share Repurchase	0.6	0.5	0.1
Avg. Diluted Shares (millions)	756	768	(12)

Cash and Investments	35.0	30.0	5.0
Debt Outstanding	33.2	32.0	1.2
Stockholders’ Equity	30.1	27.5	2.6

Note: Numbers may not add due to rounding

2016 Guidance

For the full year 2016, the Company now expects:

•	Total revenues in the range of $22.5 billion to $22.8 billion.

•	Previously, the Company expected total revenues in the range of $22.2 billion to $22.6 billion.

•	On a GAAP basis, EPS in the range of $9.55 to $9.90 and a tax rate in the range of 16.5 percent to 17.5 percent.

•	Previously, the Company expected GAAP EPS in the range of $9.34 to $9.74. Tax rate guidance is unchanged.

•	On a non-GAAP basis, EPS in the range of $11.10 to $11.40 and a tax rate in the range of 19.0 percent to 20.0 percent.

•	Previously, the Company expected non-GAAP EPS in the range of $10.85 to $11.20. Tax rate guidance is unchanged.

•	Capital expenditures to be approximately $700 million.

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Second Quarter Product and Pipeline Update

Key development milestones:

Clinical Program	Indication	Milestone
Repatha® (evolocumab)	Hyperlipidemia	Phase 3 coronary imaging data expected H2 2016 Phase 3 CV outcomes data expected Q1 2017*
KYPROLIS	Newly diagnosed multiple myeloma	Phase 3 data expected H2 2016*
BLINCYTO®	Pediatric Ph- R/R B-cell precursor ALL	FDA priority review
Parsabiv™ (etelcalcetide)†	Secondary hyperparathyroidism	Global regulatory reviews
XGEVA	Prevention of SREs in multiple myeloma	Phase 3 data expected H2 2016*
Romosozumab	Postmenopausal osteoporosis	US regulatory review Global regulatory submissions
Erenumab (AMG 334)	Migraine Prophylaxis	Phase 3 episodic migraine data expected H2 2016
ABP 215 (biosimilar bevacizumab)	Oncology	Global regulatory submissions
ABP 501 (biosimilar adalimumab)	Inflammatory diseases	Global regulatory reviews
ABP 980 (biosimilar trastuzumab)	Breast Cancer	Global regulatory submissions

*	Event driven study; †Trade name provisionally approved by FDA; CV = cardiovascular; ALL = acute lymphoblastic leukemia

The Company provided the following updates on selected product and pipeline programs:

Repatha

•	In July, the U.S. Food and Drug Administration (FDA) approved the Repatha Pushtronex™ system (on-body infusor with prefilled cartridge) for monthly single-dose administration.

•	Data from a Phase 3 study evaluating the effects of Repatha on atherosclerotic disease as measured by intravascular ultrasound are expected in H2 2016.

•	Data from an event driven Phase 3 study evaluating the effects of Repatha on cardiovascular outcomes are expected in Q1 2017.

KYPROLIS

•

In June, the European Commission approved an expanded indication for KYPROLIS, to be used in combination with dexamethasone alone, for adult patients with multiple myeloma who have received at least one prior therapy, based on the ENDEAVOR data.

•	Data from the event driven Phase 3 CLARION study of KYPROLIS versus bortezomib in newly diagnosed, transplant ineligible multiple myeloma patients is expected in H2 2016.

BLINCYTO

•

In May, FDA accepted for priority review the supplemental Biologics License Application for BLINCYTO to include new data supporting the treatment of pediatric and adolescent patients with Philadelphia chromosome-negative relapsed or refractory B-cell precursor acute lymphoblastic leukemia. The Prescription Drug User Fee Act target action date is Sept. 1, 2016.

Romosozumab

•	In July, a Biologics License Application for romosozumab for the treatment of osteoporosis in postmenopausal women at increased risk for fracture was submitted to FDA.

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Erenumab

•	In June, a global Phase 2 study evaluating the efficacy and safety of erenumab in chronic migraine prevention met its primary endpoint.

ABP 980

•

In July, the primary analysis was completed for a Phase 3 study evaluating the efficacy and safety of ABP 980 compared with trastuzumab in patients with human epidermal growth factor receptor 2-positive early breast cancer.

Erenumab is developed in collaboration with Novartis

Romosozumab is developed in collaboration with UCB globally, as well as Astellas in Japan

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Non-GAAP Financial Measures

In this news release, management has presented its operating results for the second quarters of 2016 and 2015 in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis. In addition, management has presented its full year 2016 EPS and tax rate guidance in accordance with GAAP and on a non-GAAP basis. These non-GAAP financial measures are computed by excluding certain items related to acquisitions, restructuring and certain other items from the related GAAP financial measures. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the news release. Management has also presented Free Cash Flow (FCF) for the second quarters of 2016 and 2015. FCF is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP.

The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses certain non-GAAP financial measures to enhance an investor’s overall understanding of the financial performance and prospects for the future of the Company’s ongoing business activities by facilitating comparisons of results of ongoing business operations among current, past and future periods. The Company believes that FCF provides a further measure of the Company’s liquidity.

The Company uses the non-GAAP financial measures set forth in the news release in connection with its own budgeting and financial planning internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets. The non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

###

CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Arvind Sood, 805-447-1060 (investors)

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

Consolidated Statements of Income - GAAP

(In millions, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Product sales	$5,474	$5,225	$10,713	$10,099
Other revenues	214	145	502	304

Total revenues	5,688	5,370	11,215	10,403

Operating expenses:
Cost of sales	1,050	1,089	2,068	2,122
Research and development	900	964	1,772	1,858
Selling, general and administrative	1,292	1,160	2,495	2,186
Other	66	81	98	139

Total operating expenses	3,308	3,294	6,433	6,305

Operating income	2,380	2,076	4,782	4,098
Interest expense, net	313	277	607	529
Interest and other income, net	137	198	287	304

Income before income taxes	2,204	1,997	4,462	3,873
Provision for income taxes	334	344	692	597

Net income	$1,870	$1,653	$3,770	$3,276

Earnings per share:
Basic	$2.49	$2.18	$5.01	$4.30
Diluted	$2.47	$2.15	$4.97	$4.26
Weighted average shares used in calculation of earnings per share:
Basic	751	760	753	761
Diluted	756	768	759	769

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

Consolidated Balance Sheets - GAAP

(In millions)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash, cash equivalents and marketable securities	$35,034	$31,382
Trade receivables, net	3,078	2,995
Inventories	2,671	2,435
Other current assets	2,164	1,703

Total current assets	42,947	38,515
Property, plant and equipment, net	4,884	4,907
Intangible assets, net	11,068	11,641
Goodwill	14,799	14,787
Other assets	1,773	1,599

Total assets	$75,471	$71,449

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,536	$6,417
Current portion of long-term debt	5,294	2,247

Total current liabilities	10,830	8,664
Long-term debt	27,928	29,182
Long-term deferred tax liability	2,598	2,239
Other noncurrent liabilities	3,982	3,281
Stockholders’ equity	30,133	28,083

Total liabilities and stockholders’ equity	$75,471	$71,449

Shares outstanding	749	754

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP cost of sales	$1,050	$1,089	$2,068	$2,122
Adjustments to cost of sales:
Acquisition-related expenses (a)	(312)	(285)	(623)	(569)
Certain net charges pursuant to our restructuring initiative	—	(15)	—	(29)

Total adjustments to cost of sales	(312)	(300)	(623)	(598)

Non-GAAP cost of sales	$738	$789	$1,445	$1,524

GAAP cost of sales as a percentage of product sales	19.2%	20.8%	19.3%	21.0%
Acquisition-related expenses	-5.7	-5.4	-5.8	-5.6
Certain net charges pursuant to our restructuring initiative	0.0	-0.3	0.0	-0.3

Non-GAAP cost of sales as a percentage of product sales	13.5%	15.1%	13.5%	15.1%

GAAP research and development expenses	$900	$964	$1,772	$1,858
Adjustments to research and development expenses:
Acquisition-related expenses (a)	(19)	(28)	(38)	(49)
Certain net charges pursuant to our restructuring initiative	(3)	(18)	2	(35)

Total adjustments to research and development expenses	(22)	(46)	(36)	(84)

Non-GAAP research and development expenses	$878	$918	$1,736	$1,774

GAAP research and development expenses as a percentage of product sales	16.4%	18.4%	16.5%	18.4%
Acquisition-related expenses (a)	-0.3	-0.5	-0.3	-0.5
Certain net charges pursuant to our restructuring initiative	-0.1	-0.3	0.0	-0.3

Non-GAAP research and development expenses as a percentage of product sales	16.0%	17.6%	16.2%	17.6%

GAAP selling, general and administrative expenses	$1,292	$1,160	$2,495	$2,186
Adjustments to selling, general and administrative expenses:
Acquisition-related expenses (b)	(27)	(28)	(128)	(57)
Certain net charges pursuant to our restructuring initiative	(5)	(20)	(4)	(24)

Total adjustments to selling, general and administrative expenses	(32)	(48)	(132)	(81)

Non-GAAP selling, general and administrative expenses	$1,260	$1,112	$2,363	$2,105

GAAP selling, general and administrative expenses as a percentage of product sales	23.6%	22.2%	23.3%	21.6%
Acquisition-related expenses (a)	-0.5	-0.5	-1.2	-0.6
Certain net charges pursuant to our restructuring initiative	-0.1	-0.4	0.0	-0.2

Non-GAAP selling, general and administrative expenses as a percentage of product sales	23.0%	21.3%	22.1%	20.8%

GAAP operating expenses	$3,308	$3,294	$6,433	$6,305
Adjustments to operating expenses:
Adjustments to cost of sales	(312)	(300)	(623)	(598)
Adjustments to research and development expenses	(22)	(46)	(36)	(84)
Adjustments to selling, general and administrative expenses	(32)	(48)	(132)	(81)
Certain net charges pursuant to our restructuring initiative (c)	(8)	(10)	(10)	(67)
Expense related to various legal proceedings	(78)	(71)	(105)	(71)
Acquisition-related adjustments	20	—	17	(1)

Total adjustments to operating expenses	(432)	(475)	(889)	(902)

Non-GAAP operating expenses	$2,876	$2,819	$5,544	$5,403

GAAP operating income	$2,380	$2,076	$4,782	$4,098
Adjustments to operating expenses	432	475	889	902

Non-GAAP operating income	$2,812	$2,551	$5,671	$5,000

GAAP operating income as a percentage of product sales	43.5%	39.7%	44.6%	40.6%
Adjustments to cost of sales	5.7	5.7	5.8	5.9
Adjustments to research and development expenses	0.4	0.9	0.4	0.8
Adjustments to selling, general and administrative expenses	0.6	0.9	1.2	0.8
Certain net charges pursuant to our restructuring initiative (c)	0.2	0.2	0.1	0.7
Expense related to various legal proceedings	1.4	1.4	1.0	0.7
Acquisition-related adjustments	-0.4	0.0	-0.2	0.0

Non-GAAP operating income as a percentage of product sales	51.4%	48.8%	52.9%	49.5%

GAAP income before income taxes	$2,204	$1,997	$4,462	$3,873
Adjustments to operating expenses	432	475	889	902

Non-GAAP income before income taxes	$2,636	$2,472	$5,351	$4,775

GAAP provision for income taxes	$334	$344	$692	$597
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (d)	146	151	285	290
Other income tax adjustments (e)	10	—	25	—

Total adjustments to provision for income taxes	156	151	310	290

Non-GAAP provision for income taxes	$490	$495	$1,002	$887

GAAP tax rate as a percentage of income before taxes	15.2%	17.2%	15.5%	15.4%
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (d)	3.0	2.8	2.7	3.2
Other income tax adjustments (e)	0.4	0.0	0.5	0.0

Total adjustments to provision for income taxes	3.4	2.8	3.2	3.2

Non-GAAP tax rate as a percentage of income before taxes	18.6%	20.0%	18.7%	18.6%

GAAP net income	$1,870	$1,653	$3,770	$3,276
Adjustments to net income:
Adjustments to income before income taxes, net of the income tax effect	286	324	604	612
Other income tax adjustments (e)	(10)	—	(25)	—

Total adjustments to net income	276	324	579	612

Non-GAAP net income	$2,146	$1,977	$4,349	$3,888

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions, except per share data)

(Unaudited)

The following table presents the computations for GAAP and non-GAAP diluted EPS.

	Three months ended June 30, 2016		Three months ended June 30, 2015
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$1,870	$2,146	$1,653	$1,977
Weighted-average shares for diluted EPS	756	756	768	768

Diluted EPS	$2.47	$2.84	$2.15	$2.57

	Six months ended June 30, 2016		Six months ended June 30, 2015
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$3,770	$4,349	$3,276	$3,888
Weighted-average shares for diluted EPS	759	759	769	769

Diluted EPS	$4.97	$5.73	$4.26	$5.06

(a)	The adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations.
(b)

For the three months ended June 20, 2016 as well as the three and six months ended June 30, 2015, the adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations. For the six months ended June 30, 2016, the adjustments related primarily to a $73-million charge resulting from the reacquisition of Prolia®, XGEVA® and Vectibix® license agreements in certain markets from Glaxo Group Limited, as well as non-cash amortization of intangible assets acquired in business combinations.

(c)	The adjustments related primarily to severance expenses.
(d)	The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. Due to these factors, the effective tax rates for the adjustments to our GAAP income before income taxes, for the three and six months ended June 30, 2016, were 33.8% and 32.1%, respectively, compared with 31.8% and 32.2% for the corresponding periods of the prior year.
(e)	The adjustments related to certain prior period items excluded from non-GAAP earnings, primarily the impact from the adoption of ASU 2016-09 related to stock options that were previously excluded from non-GAAP measures.

AMGEN REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Amgen Inc.

Reconciliations of Cash Flows

(In millions)

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2016	2015		2016	2015
Net cash provided by operating activities	$2,677	$3,284	(a)	$4,592	$4,766 (a)
Net cash used in investing activities	(657)	(2,359)		(5,047)	(3,311)
Net cash (used in) provided by financing activities	(2,286)	6		(1,059)	(1,391)

(Decrease) increase in cash and cash equivalents	(266)	931		(1,514)	64
Cash and cash equivalents at beginning of period	2,896	2,864		4,144	3,731

Cash and cash equivalents at end of period	$2,630	$3,795		$2,630	$3,795

	Three months ended June 30,			Six months ended June 30,
	2016	2015		2016	2015
Net cash provided by operating activities	$2,677	$3,284	(a)	$4,592	$4,766 (a)
Capital expenditures	(188)	(133)		(344)	(251)

Free cash flow	$2,489	$3,151		$4,248	$4,515

(a)	Restated to include $470 million and $623 million for the three and six months ended June 30, 2015, respectively, which was previously included in Net cash (used in) provided by financing activities, as a result of the adoption of ASU 2016-09.

Reconciliation of GAAP EPS Guidance to Non-GAAP

EPS Guidance for the Year Ending December 31, 2016

(Unaudited)

GAAP diluted EPS guidance			$9.55	-	$9.90
Known adjustments to arrive at non-GAAP*:
Acquisition-related expenses	(a	)		1.35
Restructuring charges			0.09	-	0.14
Legal proceeding charge				0.09
Tax adjustments	(b	)		(0.03)

Non-GAAP diluted EPS guidance			$11.10	-	$11.40

* The known adjustments are presented net of their related tax impact which amount to approximately $0.71 to $0.73 per share, in the aggregate.

(a) The adjustments relate primarily to non-cash amortization of intangible assets acquired in prior year business combinations.

(b) The adjustments relate to certain prior period items excluded from non-GAAP earnings.

Reconciliation of GAAP Tax Rate Guidance to Non-GAAP

Tax Rate Guidance for the Year Ending December 31, 2016

(Unaudited)

	2016
GAAP tax rate guidance	16.5%	-	17.5%
Tax rate effect of known adjustments discussed above		2.5%

Non-GAAP tax rate guidance	19.0%	-	20.0%